UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to §240.14a-12

CONTANGO OIL & GAS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 1, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Contango Oil & Gas Company, which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Wednesday, December 1, 2010 at 9:00 a.m., Central Time.

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Stockholders to be held on December 1, 2010

In accordance with rules issued by the Securities and Exchange Commission, you may access The

Notice of Annual Meeting of Stockholders, our 2010 Proxy Statement and our Annual Report at

http://www.contango.com/investor/proxy

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2011;

(2)	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2011; and

(3)	To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango Oil & Gas Company’s common stock, par value $0.04 per share, at the close of business on October 15, 2010 are entitled to receive notice of and to attend and vote at the meeting.

As a stockholder of Contango Oil & Gas Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)	You may sign and return the enclosed proxy card in the accompanying envelope;

(2)	You may vote over the Internet at the address shown on your proxy card; or

(3)	You may vote by Telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our Website at www.contango.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

By order of the Board of Directors,

Kenneth R. Peak
Chairman and Chief Executive Officer

Houston, Texas

October 20, 2010

CONTANGO OIL & GAS COMPANY

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 1, 2010

To our Stockholders:

The board of directors (the “Board”) of Contango Oil & Gas Company, a Delaware corporation (the “Company” or “Contango”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Wednesday, December 1, 2010 at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We are distributing this Proxy Statement to you on or about October 27, 2010, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010.

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the Telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

1.	Q:	Who is asking for my proxy?

	A:	Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. Contango will pay all costs and expenses of this proxy solicitation.

2.	Q:	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

• To elect our Board of Directors to serve until the annual meeting of stockholders in 2011;

• To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2011; and

• On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q:	Who is entitled to vote?

	A:	The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on October 15, 2010 (the “Record Date”). As of the Record Date, the Company had outstanding 15,664,666 shares of common stock, par value $0.04 per share (the “Common Stock”).

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

	A:	A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

• Vote for, or withhold authority to vote for, each nominee for director;

• Vote for or against, or abstain from voting on, the ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2011;

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Peak’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would have to sign the proxy card and deliver it to the person named as his or her proxy, and that person would have to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Peak, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

• FOR the election of each nominee for director;

• FOR ratification of the appointment of Grant Thornton LLP as independent public accountants for the fiscal year ending June 30, 2011; and

• At the discretion of Mr. Peak, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote “FOR” each of the matters to be voted on at the Annual Meeting.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively beneficially owned or had voting control over 3,465,189 shares of Common Stock, representing approximately 22% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.	Q:	What vote is required?

	A:	All proposals will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.	Q:	What is a “quorum”?

	A:	Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

	A:	Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

	A:	You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.	Q:	How will the Company solicit proxies?

	A:	Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s independent directors?

	A:	The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the independent directors in care of the Chairman of the Audit Committee, Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Kenneth R. Peak, Chairman and Chief Executive Officer. Mr. Peak is not an independent director.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

On May 5, 2010, the Company’s board of directors established a Nominating Committee to recommend nominees for director to the Board and to insure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.

Each Board member other than Kenneth R. Peak is an independent director. The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s proxy statement and to serve if elected. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity. Each nominee below has been recommended by the Nominating Committee.

Name	Age	Position	Director Since
Kenneth R. Peak	65	Chairman and Chief Executive Officer	1999
B.A. Berilgen	62	Director	2007
Jay D. Brehmer	45	Director	2000
Charles M. Reimer	66	Director	2005
Steven L. Schoonover	65	Director	2005

Kenneth R. Peak. Mr. Peak is the founder and has been Chairman and Chief Executive Officer of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to starting Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

B.A. Berilgen. Mr. Berilgen was appointed a director of Contango in July 2007. Mr. Berilgen has served in a variety of senior positions during his 39 year career. Most recently, he became Chief Executive Officer of Patara Oil & Gas LLC in April 2008. Prior to that he was Chairman, Chief Executive Officer and President of Rosetta Resources Inc., a company he founded in June 2005, until his resignation in July 2007, and then he was an independent consultant from July 2007 through April 2008. Mr. Berilgen was also previously the Executive Vice President of Calpine Corp. and President of Calpine Natural Gas L.P. from October 1999 through June 2005. In June 1997, Mr. Berilgen joined Sheridan Energy, a public oil and gas company, as its President and Chief Executive Officer. Mr. Berilgen attended the University of Oklahoma, receiving a B.S. in Petroleum Engineering in 1970 and a M.S. in Industrial Engineering / Management Science in 1972.

Jay D. Brehmer. Mr. Brehmer has been a director of Contango since October 2000. Mr. Brehmer is a co-founding partner of Southplace, LLC, a provider of private-company middle-market corporate finance advisory services. Mr. Brehmer founded Southplace, LLC in November 2002. In August 2004, Mr. Brehmer became Managing Director of Houston Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank, while still retaining his membership in Southplace, LLC. Mr. Brehmer resigned from Houston Capital Advisors LP in January 2008 and is currently associated with Southplace, LLC in a full-time capacity. From May 1998 until November 2002, Mr. Brehmer was responsible for structured-finance energy related transactions at Aquila Energy Capital Corporation. Prior to joining Aquila, Mr. Brehmer founded Capital Financial Services, which provided mid-cap companies with strategic merger and acquisition advice coupled with prudent financial capitalization structures. Mr. Brehmer holds a BBA from Drake University in Des Moines, Iowa.

Charles M. Reimer. Mr. Reimer was elected a director of Contango in November 2005. Mr. Reimer is President of Freeport LNG Development, L.P., and has experience in exploration, production, liquefied natural gas (“LNG”) and business development ventures, both domestically and abroad. From 1986 until 1998, Mr. Reimer served as the senior executive responsible for the VICO joint venture that operated in Indonesia, and provided LNG technical support to P. T. Badak. Additionally, during these years he served, along with Pertamina executives, on the board of directors of the P.T. Badak LNG plant in Bontang, Indonesia. Mr. Reimer began his career with Exxon Company USA in 1967 and held various professional and management positions in Texas and Louisiana. Mr. Reimer was named President of Phoenix Resources Company in 1985 and relocated to Cairo, Egypt, to begin eight years of international assignments in both Egypt and Indonesia. Prior to joining Freeport LNG Development, L.P. in December 2002, Mr. Reimer was President and Chief Executive Officer of Cheniere Energy, Inc.

Steven L. Schoonover. Mr. Schoonover was elected a director of Contango in November 2005. Mr. Schoonover was most recently Chief Executive Officer of Cellxion, L.L.C., a company he founded in September 1996 and sold in September 2007, which specialized in construction and installation of telecommunication buildings and towers, as well as the installation of high-tech telecommunication equipment. Since the sale in September 2007, Mr. Schoonover has continued to serve as a consultant to the current management team of Cellxion, L.L.C. From 1990 until its sale in November 1997 to Telephone Data Systems, Inc., Mr. Schoonover served as President of Blue Ridge Cellular, Inc., a full-service cellular telephone company he co-founded. From 1983 to 1996, he served in various positions, including President and Chief Executive Officer, with Fibrebond Corporation, a construction firm involved in cellular telecommunications buildings, site development and tower construction. Mr. Schoonover has been awarded, on two occasions with two different companies, Entrepreneur of the Year, sponsored by Ernst & Young, Inc Magazine and USA Today. Mr. Schoonover graduated from Ohio University in 1967 with a BFA in Communications for Organizations and received his Juris Doctor from Creighton University in 1972. He is currently a member of the Texas Bar.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has reviewed existing corporate governance policies and practices of other public companies and adopted Corporate Governance Guidelines for the Company. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE Amex listing standards and rules.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•	A majority of independent directors.

•	An Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in May 2000, a copy of which is available on the Company’s website at www.contango.com, which is reviewed annually by the Audit Committee.

•	An Audit Committee empowered to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

•	Established executive sessions for the Board of Directors consisting exclusively of independent directors.

•

Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website. The Code of Ethics applies to all of the Company’s employees, including its principal executive officer and principal financial officer, and controller.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Expanded disclosures regarding critical accounting policies.

•	Approved compensation for the Chief Executive Officer by the independent directors.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

Board Operations and Organization

Mission Statement. The Company’s primary objective is to maximize stockholder value, while at all times observing the highest ethical, health, safety and environmental standards. The Company will pursue this objective through participation in the energy industry.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending limits and the authority to hire employees and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Each Board member other than Mr. Peak is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. During the fiscal year ended June 30, 2010, each outside director of the Company received a quarterly retainer of $20,000 payable in cash, with no stock option or common stock grants. There were no additional payments for meetings attended or being chairman of a committee. Compensation of directors is determined by Mr. Peak and the independent directors after comparing the compensation of directors at our peer group of companies.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2010:

Name (1)	Fees earned or paid in cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	Total ($)
B.A. Berilgen	$80,000	$18,045	$—	$—	$—	$98,045
Jay D. Brehmer	$80,000	$18,045	$—	$—	$—	$98,045
Charles M. Reimer	$80,000	$18,045	$—	$—	$—	$98,045
Steven L. Schoonover	$80,000	$18,045	$—	$—	$—	$98,045

(1)	Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company. The compensation he received as an employee of the Company is shown in the Summary Compensation Table.
(2)	Includes fees earned in fiscal year 2010 but paid in fiscal year 2011.
(3)	The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 (“2010 Consolidated Financial Statements”) related to restricted stock awards granted to non-employee directors during the fiscal year ended 2009, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in fiscal year 2010 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 15 to the 2010 Consolidated Financial Statements. One-half of the shares granted vested immediately on the date of grant and one-half vested one year thereafter. The $18,045 in stock awards for each non-employee director reflects the grant date fair value of 772 shares of restricted stock granted in fiscal year 2009 that vested in fiscal year 2010.
(4)	No option awards were granted to non-employee directors during fiscal year 2010, 2009 or 2008. Accordingly, no non-employee option expense was recognized in the 2010 Consolidated Financial Statements.
(5)	The Company has no deferred compensation plan.

Board Size. In general, smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2010, the Board held eight meetings. During the fiscal year ended June 30, 2010, the Board passed resolutions by unanimous written consent on two occasions. All of our Board members attended 100% of all Board and applicable committee meetings. During fiscal year 2009, the Company had five directors, all of which were present at the 2009 annual meeting. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Equity and CEO Compensation

Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango Oil & Gas Company, 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Brehmer (Committee Chairman), Reimer and Schoonover. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NYSE Amex listing standards and the applicable rules of the SEC. The Audit Committee met formally four times during the fiscal year ended June 30, 2010. The Board has determined that Mr. Brehmer is an “audit committee financial expert” as defined by the rules of the SEC.

Equity and CEO Compensation Committee. The Equity and CEO Compensation Committee was created by the Board on September 15, 2009 for the purpose of administering the Contango Oil & Gas Company Annual Incentive Plan (the “Incentive Plan”) and the Contango Oil & Gas Company 2009 Equity Compensation Plan (the “Equity Plan”). The Equity and CEO Compensation Committee determines which executive officers will be eligible for cash bonus awards under the Incentive Plan for each fiscal year, approves the goals of such executive officer for the upcoming fiscal year, and determines the maximum cash bonus award for each executive officer eligible for an award for the upcoming fiscal year. Additionally, the Equity and CEO Compensation Committee determines which executive officers and other employees may receive stock options, stock units, stock awards, stock appreciative rights and other stock based awards and the amounts of such stock based awards. Members of the Equity and CEO Compensation Committee are Messrs. Schoonover (Committee Chairman), Berilgen, Brehmer and Reimer. Each member of the Equity and CEO Compensation Committee is an “outside director” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and is “independent” as defined in the applicable rules of the SEC. The Equity and CEO Compensation Committee met formally once during the fiscal year ended June 30, 2010.

Nominating Committee. The Nominating Committee was created by the Board on May 3, 2010 for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. The Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Peak (Committee Chairman), Berilgen, Brehmer, Reimer and Schoonover. The Nominating Committee is comprised of a majority of independent directors pursuant to the corporate governance requirements of the NYSE Amex and is “independent” as defined in the applicable rules of the SEC. The Nominating Committee did not meet during the fiscal year ended June 30, 2010.

Board Leadership Structure. The Board of Directors elected Mr. Peak as both Chairman and Chief Executive Officer for a number of reasons. Mr. Peak is the founder of the Company and owns approximately 19% of the Company’s common stock, making him our largest shareholder. Mr. Peak has been an active entrepreneur who built the business into a large successful gas and oil company with a market capitalization of approximately $800 million. Furthermore, we believe that the advantages of having a single Chief Executive Officer and Chairman with extensive knowledge of our Company outweigh potential disadvantages.

Risk Oversight. We administer our risk oversight function through our Audit Committee and our Equity and CEO Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Equity and CEO Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contango.com.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE

NOMINEES AS DIRECTORS OF CONTANGO, TO SERVE UNTIL THE NEXT

ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS

ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Board has appointed Grant Thornton LLP, independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2011. Grant Thornton LLP also served in such capacity for the fiscal year ended June 30, 2010. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Grant Thornton LLP. The Board expects that representatives of Grant Thornton LLP will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Grant Thornton LLP as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2011.

Fees

Aggregate fees for professional services rendered to us by Grant Thornton LLP for the years ended June 30, 2010 and 2009 were:

	Year Ended June 30,
Category of Service	2010	2009
Audit Fees	$247,743	$267,342
Audit-Related Fees	—	—
Tax Fees	99,685	151,455
All Other	—	—

	$347,428	$418,797

The Audit Fees for the years ended June 30, 2010 and 2009 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audits of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

Tax Fees for the years ended June 30, 2010 and 2009 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits, tax advice related to property sales, and technical advice from tax authorities.

There are no other fees for services rendered to us by Grant Thornton LLP. Grant Thornton LLP did not provide to us any financial information systems design or implementation services during years ended June 30, 2010 and 2009.

Audit Committee Pre-Approval Policies and Procedures

All of the 2010 audit and non-audit services provided by Grant Thornton LLP were pre-approved by the Audit Committee. The non-audit services which were pre-approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE

SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	65	Chairman and Chief Executive Officer
Marc Duncan	58	President and Chief Operating Officer
Sergio Castro	41	Vice President, Chief Financial Officer, Treasurer and Secretary
Yaroslava Makalskaya	41	Vice President and Controller
Charles A. Cambron	44	Vice President of Operations

Kenneth R. Peak. Mr. Peak is the founder and has been Chairman and Chief Executive Officer of Contango since its formation in September 1999. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to starting Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.

Marc Duncan. Mr. Duncan joined Contango in June 2005 and is President and Chief Operating Officer of the Company. Mr. Duncan has over 35 years of experience in the energy industry and has held a variety of domestic and international engineering and senior-level operations management positions relating to natural gas and oil exploration, project development, and drilling and production operations. Prior to joining Contango, Mr. Duncan served as Chief Operating Officer of USENCO International, Inc. and its subsidiaries and affiliates in China and Ukraine from February 2000 to July 2004 and as a senior project and drilling engineer for Hunt Oil Company from July 2004 to June 2005. He holds an MBA in Engineering Management from the University of Dallas, an MEd from the University of North Texas and a BS in Science and Education from Stephen F. Austin University. Mr. Duncan currently serves on the Advisory Board of The Stephen F. Austin University School of Business.

Sergio Castro. Mr. Castro joined Contango in March 2006 as Treasurer, was appointed Vice President, Treasurer and Secretary in April 2006 and Chief Financial Officer in June 2010. Prior to joining Contango, Mr. Castro spent two years (April 2004 to March 2006) as a consultant for UHY Advisors TX, LP. From January 2001 to April 2004, Mr. Castro was a lead credit analyst for Dynegy Inc. From August 1997 to January 2001, Mr. Castro worked as an auditor for Arthur Andersen LLP, where he specialized in energy companies. Mr. Castro was honorably discharged from the U.S. Navy in 1993 as an E-6, where he served onboard a nuclear powered submarine. Mr. Castro received a BBA in Accounting in 1997 from the University of Houston, graduating summa cum laude. Mr. Castro is a CPA and a Certified Fraud Examiner.

Yaroslava Makalskaya. Ms. Makalskaya joined Contango in March 2010 and was appointed Vice President and Controller in June 2010. Prior to joining Contango, Ms. Makalskaya was a director of the Transaction Services practice at PricewaterhouseCoopers, where she assisted clients with M&A transactions as well as advised clients with complex accounting and financial reporting issues. Ms. Makalskaya holds a MS degree in economics from Novosibirsk State University in Russia. Ms. Makalskaya is a CPA and has approximately 18 years of work experience in accounting and finance, including 13 years in public accounting. During her work in the audit practice of PricewaterhouseCoopers and Arthur Andersen, her clients included many US and international companies in energy, utilities and mining and other sectors.

Charles A. Cambron. Mr. Cambron joined Contango in August 2010 as Vice President of Operations. Mr. Cambron has 19 years of experience in the Gulf of Mexico oil and gas industry. Most recently he was employed by Applied Drilling Technology, Inc. (ADTI) as an Operations Manager from August 1995 until August 2010. He also held various positions in engineering and offshore supervision over a 15 year period. Prior to ADTI, Mr. Cambron began his career with Rowan Petroleum, Inc. as a Drilling Engineer working in both the Gulf of Mexico and North Sea. Mr. Cambron received a B.S. degree in Petroleum Engineering from the University of Oklahoma in 1991.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy. The Company’s compensation philosophy is to pay for performance. Accordingly, the Company’s executive compensation program is designed to attract and retain highly qualified executives and to motivate them to maximize stockholder return. It is intended to provide overall competitive compensation levels and incentive pay levels that vary based on the achievement of company-wide performance objectives and individual performance. In particular, the incentive compensation of Mr. Peak, the Company’s Chairman and Chief Executive Officer, is determined by the independent directors of the Board, and is based predominantly upon the achievement of corporate performance objectives, and the achievement of these objectives has a significant impact on the incentive compensation of each other senior executive officer. The compensation packages for the other executive officers are determined by Mr. Peak.

Corporate Performance Objectives. In establishing the corporate performance objectives, the Company uses metrics that it believes investors use in determining whether to purchase the Company’s stock. For the fiscal year ended June 30, 2010, the Company’s corporate performance objectives consisted of (i) maintaining an accident free record for operated wells, (ii) incurring tax-effected finding and development costs of less than $3.00 per Mcfe, (iii) maintaining a debt-free balance sheet, (iv) exceeding the year-to-year average closing stock price performance of the Company’s Peer Group (defined below), and (v) increasing reserves per share. Each objective was assigned a relative weight of approximately 20.0%. The Company believes these metrics are important to its stockholders, and that a focus on achieving them should eventually manifest itself in an increase in stockholder value.

CEO Compensation Review Process. Mr. Peak is evaluated with respect to the Company’s performance as a whole. The independent members of the Board hold responsibility for selection, evaluation and the determination of compensation of the Chief Executive Officer. The Board’s decisions relating to Mr. Peak’s base salary levels reflect the Board’s views as to the broad scope of responsibilities of Mr. Peak and the Board’s subjective assessment of Mr. Peak’s impact on the Company’s overall success. The independent members of the Board review compensation levels for executives in the Company’s Peer Group (defined below) as well as achievement of Company performance objectives in determining Mr. Peak’s compensation.

The Board’s decisions relating to cash bonus awards and equity awards (in the form of stock options and/or restricted stock) for Mr. Peak are based on annual performance objectives for Mr. Peak adopted at the beginning of the applicable year and are designed to allow awards and grants eligible for deductibility under Section 162(m) of the Code.

Senior Executive Review Process. Mr. Peak conducts an annual review of the base salary, cash bonus awards and equity awards made to each other senior executive officer. In each case, Mr. Peak takes into account the executive’s broad scope of responsibilities and experience and balances these against competitive compensation levels provided by the Company’s Peer Group (defined below), including retention requirements and succession planning with respect to each executive. The Company has a small group of executive officers and Mr. Peak works closely with each executive officer on a daily basis. Mr. Peak evaluates each executive with respect to contribution and performance, strengths, weaknesses, development plans and succession potential. Based upon this personal evaluation, Mr. Peak makes his own assessment and determines compensation for each executive officer. Mr. Peak has significant discretion in decisions relating to the executive compensation of the other members of senior management, even if the specific corporate performance objectives are not met.

Market Compensation Data. The Company modified its peer company group in fiscal year 2008 after it sold all of its on-shore properties, to better reflect the Company’s primary focus in the offshore Gulf of Mexico. Below is a list of five peer companies (the “Peer Group”), all of which are in the off-shore oil and gas exploration and production industry. These companies were identified based on relevant financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

Contango 2010 Peer Group

1.	ATP Oil & Gas Corporation

2.	Callon Petroleum Company

3.	Energy XXI (Bermuda) Limited

4.	McMoRan Exploration Co.

5.	W&T Offshore, Inc.

Components of Senior Executive Compensation. The primary elements of annual compensation for senior executives are base salary, cash bonus awards (which fall within the SEC’s definition of “Non-Equity Incentive Plan Compensation” for the purposes of the Summary Compensation Table and otherwise) and equity awards. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general natural gas and oil exploration and production industry. As described further below, senior executives also receive other forms of compensation, including various benefit plans made available to all of the Company’s employees, but these are not independently evaluated in connection with the annual determination of senior executive compensation. None of the executive officers have an agreement with the Company that govern aspects of their compensation, as described below under “Employment and Severance Agreements.”

Aggregate compensation for each senior executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company only has eight employees and as a result, our executives are required to manage a number of different responsibilities and projects. The Company predominantly uses cash bonus awards to reward performance, but may use equity awards to create incentives for future performance. Contango does not look to assign a fixed weighting to any individual component of compensation, as it believes that aggregate compensation for each executive must be tailored to meet the competitive characteristics applicable to the executive’s personal and professional circumstances, as well as the performance of the Company. Mr. Peak has the discretion to modify the individual components of compensation for each senior executive.

Base Salary. Base salaries are a fundamental component of the Company's compensation system and competitive salary levels are necessary to attract and retain well qualified executives. Mr. Peak determines base salaries for the other executive officers by evaluating the responsibilities of the position, the experience of the individual, the performance of the individual, and the competitive marketplace for similar management talent. Mr. Peak’s salary review process includes a comparison of base salaries for comparable positions at companies of similar type, size and financial performance.

Mr. Peak may make base salary adjustments on a periodic basis to maintain the desired levels of base salaries for the Company’s other executives. Mr. Peak determines annual salary adjustments by evaluating the competitive marketplace and the performance of Contango and the executive officers, as well as any increased responsibilities assumed by the executive officers. Although Mr. Peak does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is given to the comparative data. Salary adjustments generally are determined and implemented on a 12-month cycle, but Mr. Peak may undertake more frequent adjustments as he deems appropriate.

The independent directors of the Board may adjust Mr. Peak’s base salary for similar reasons. Mr. Peak’s base salary has been $150,000 since the Company’s inception in 1999, including fiscal year 2009. For the fiscal year ending June 30, 2010, the Board increased the base salary of Mr. Peak to $750,000 per year, and for the fiscal year ending June 30, 2011, the Board increased the base salary of Mr. Peak to $950,000 per year. In both cases the increase was to make his salary more competitive with that of the Peer Group.

For the fiscal year ended 2010, Mr. Peak set the base salary of Mr. Duncan, Mr. Castro and Ms. Makalskaya at $250,000, $200,000 and $200,000, respectively. The only executive with an increase from fiscal year 2010 to fiscal year 2011 was Mr. Castro, who received a raise to $250,000 in connection with his promotion to Chief Financial Officer.

Bonuses. All executives, including Mr. Peak, are eligible to receive a cash bonus award tied directly to the Company’s achievement of financial, operational, and strategic objectives and the executive’s personal achievements. Bonuses for other senior executives are determined by Mr. Peak on an annual basis. Mr. Peak bases executive bonuses on management’s achievement during the fiscal year, and on corporate objectives common in the oil and gas industry including (i) value creation per share, (ii) increases in cash flow and earnings, (iii) growth in reserves per share and production per share while maintaining an acceptable ratio of debt to capitalization, (iv) control of costs throughout the Company, and (v) maintaining a strong health, safety and environmental record. Mr. Peak believes that bonuses should be greater than market, when salaries are below industry median pay levels.

In fiscal year 2010, none of the executives, except for Mr. Duncan, qualified for a cash bonus award as a result of the Company’s revision of its offshore reserves downward. This revision was attributable to newly learned bottom hole pressure data at our Dutch and Mary Rose discovery that indicated fewer reserves than originally estimated. Mr. Duncan, however, received a special cash bonus award of $50,000 for commencing production on one of our offshore wells prior to our year-end of June 30, 2010. For the fiscal year ending June 30, 2011, Mr. Cambron received a signing bonus of $300,000.

The Board determines the amount, if any, of Mr. Peak’s cash bonus award based on objectives adopted at the beginning of the fiscal year. For the fiscal year ended June 30, 2010, Mr. Peak declined a cash bonus award as a result of the downward reserves revision.

On September 7, 2010, the Equity and CEO Compensation Committee determined that pursuant to the Contango Oil & Gas Company Annual Incentive Plan approved by the Company’s stockholders on November 19, 2009, (the “Incentive Plan”), Mr. Peak would be the only participant in the Incentive Plan for the fiscal year ending June 30, 2011. The Committee set performance goals using as criteria reserves per share, stockholder return based on the stock price of the Company, tax-effected finding and development costs, and relative performance of the Company’s stock price against the exchange-traded WCAT fund. If all performance goals are achieved, Mr. Peak is eligible to receive a maximum cash bonus award of $7.0 million for the fiscal year ending June 30, 2011. The Committee may exercise its discretion to reduce the maximum cash bonus award but cannot increase it.

Mr. Peak has not set a maximum target bonus for other senior executives.

Equity Awards. Contango’s equity compensation program for senior executive employees includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency is based on each executive’s demonstrated level of performance and Company performance over time.

Historically, stock option awards were the Company’s primary form of equity incentives. Contango selected this form because it tied future performance of the Company to the ultimate value received by the employee. As the Company’s stock price continued to grow, however, the Company began including restricted stock to its equity incentive compensation, since fewer shares of stock are required to achieve the same level of employee compensation and thus less overall dilution in the number of shares of Common Stock outstanding. Since implementing the Company’s share repurchase program in September 2008, the Company has issued fewer and fewer stock option and restricted stock awards, preferring instead to reward senior executives with higher cash bonuses. During the fiscal year ended June 30, 2010, the Company granted Ms. Makalskaya stock options to purchase 25,000 shares of the Company’s Common Stock. No other equity awards were granted to senior executives.

The Company currently has 15.97 million fully diluted shares, as compared to 16.7 million fully diluted shares at June 30, 2001. In an effort to minimize the overall dilution in the number of shares of Common Stock outstanding, the Company has no plans to issue stock or stock options for the fiscal year ending June 30, 2011.

Equity Award Mechanics. The Company’s 1999 Stock Incentive Plan expired in August 2009. On September 15, 2009, the Board adopted the 2009 Equity Compensation Plan (the “2009 Plan”), which was approved by the Company’s stockholders on November 19, 2009. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made in June. From time to time the Board of Directors may make grants at other times in connection with employee retention.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board of Directors has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.

Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, a retirement plan, or any sort of post retirement healthcare plan. Additionally, the Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.

Perquisites and Other Benefits. The Company annually reviews the perquisites that senior executives receive. In general, such perquisites are limited. Other than as described in the Summary Compensation Table below, the Company’s senior executives receive no benefits that are not otherwise available to all of its employees.

Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1.0 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1.0 million if it qualifies as “performance-based compensation”, as defined in Section 162(m). The Incentive Plan and the 2009 Plan are designed to allow awards and grants to be eligible for deductibility under Section 162(m).

Employment and Severance Agreements. We have no employment or severance agreement with any executive officer.

Compensation Risk Management. The Equity and CEO Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our bonuses are tied to management’s achievement during the previous fiscal year, and may encourage the taking of short-term risks at the expense of long-term results, executives’ annual bonuses are determined using multiple performance criteria based on the executive’s individual performance. The Equity and CEO Compensation Committee believes that our bonus awards appropriately balance risk and the desire to focus executives on specific short-term goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk taking. In addition, the Equity and CEO Compensation Committee believes that our current equity compensation program provides an appropriate balance between the goals of increasing the price of our common stock and avoiding risks that could threaten our growth and stability.

BOARD OF DIRECTORS REPORT

The Board has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion with management, the Board has recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Board of Directors

B.A. Berilgen

Jay D. Brehmer

Charles M. Reimer

Steven L. Schoonover

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended June 30, 2010, the Equity and CEO Compensation Committee of the Board of Directors was composed of Steven L. Schoonover, B.A. Berilgen, Jay D. Brehmer and Charles M. Reimer. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Equity and CEO Compensation Committee or entities whose executives serve on the Board of Directors or the Equity and CEO Compensation Committee that require disclosure under applicable SEC regulations.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), the principal financial officer (“PFO”), and up to three of the most highly compensated executive officers (other than the PEO and PFO) who earned at least $100,000 for the fiscal years ended June 30, 2010, 2009 and 2008 (collectively, the “Named Executive Officers”).

Name and Principal Position(s)	Fiscal Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Kenneth R. Peak (1)	2010	$750,000	$—	$—	$—	$17,756	$767,756
Chairman and Chief Executive Officer	2009	$150,000	$—	$967,624	$1,500,000	$20,093	$2,637,717
	2008	$150,000	$—	$967,624	$7,500,000	$19,548	$8,637,172

Marc Duncan	2010	$250,000	$—	$221,067	$50,000	$—	$521,067
President and Chief Operating Officer	2009	$250,000	$23,755	$23,374	$250,000	$—	$547,129
	2008	$250,000	$23,755	$23,374	$1,000,000	$—	$1,297,129

Sergio Castro	2010	$200,000	$—	$176,853	$—	$—	$376,853
Vice President, Chief Financial Officer, Treasurer and Secretary	2009	$200,000	$7,125	$40,167	$200,000	$—	$447,292
	2008	$200,000	$7,125	$40,167	$500,000	$—	$747,292

Lesia Bautina (4)	2010	$229,167	$—	$—	$—	$—	$229,167
Senior Vice President and Controller	2009	$250,000	$47,495	$80,337	$250,000	$—	$627,832
	2008	$250,000	$47,495	$80,337	$1,000,000	$—	$1,377,832

(1)	These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2010, 2009 and 2008 Consolidated Financial Statements that relate to restricted stock and stock option awards granted in prior fiscal years, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any Named Executive Officers in fiscal years 2010, 2009 and 2008. The assumptions used to calculate the expense amounts shown for restricted stock and stock options granted in fiscal years 2010, 2009 and 2008 are set forth in Note 15 to the 2010 Consolidated Financial Statements.
(2)	These amounts reflect the annual performance-based cash incentive compensation awards earned for services rendered in fiscal years 2010, 2009 and 2008. The amounts were paid pursuant to the senior executive bonus program described in “Compensation Discussion and Analysis—Bonuses.”
(3)	This amount represents monthly golf club membership dues paid for by the Company. None of the remaining Named Executive Officers received perquisites with an incremental cost to the Company in excess of $10,000 in fiscal years 2010, 2009 and 2008.
(4)	Ms. Lesia Bautina retired from the Company effective June 1, 2010. Prior to her retirement her annual salary was $250,000 per year.

The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives. For the Named Executive Officers, the amount of salary relative to total compensation averaged approximately 75%, 20% and 7% for the fiscal year ended June 30, 2010, 2009 and 2008, respectively.

Grants of Plan-Based Awards Table

There were no grants of equity awards made to the Named Executive Officers during the fiscal year ended June 30, 2010.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exerciseable	Unexercisable
Kenneth R. Peak	200,000	—	$21.00	02/07/12	(1)

Marc Duncan	8,333	16,667	$54.21	09/24/13	(2)

Sergio Castro	8,334	—	$11.55	03/02/11	(3)
	6,667	13,333	$54.21	09/24/13	(2)

(1)	These options were granted on February 7, 2007 and vest at a rate of one-third per year, beginning on February 7, 2007.
(2)	These options were granted on September 24, 2008 and vest at a rate of one-third per year, beginning on September 24, 2009.
(3)	These options were granted on March 2, 2006 and vest at a rate of one-third per year, beginning on March 2, 2007.

Option Exercises and Stock Vested Table

The following table sets forth certain information concerning all exercises of stock options and vesting of restricted stock for each Named Executive Officer during the fiscal year ended June 30, 2010:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Kenneth R. Peak (2)	250,000	$9,147,500
Marc Duncan (3)	25,000	$1,142,000
Sergio Castro (4)	8,333	$362,069
Lesia Bautina	120,000	$4,606,200

(1)	The value realized equals the difference between the option exercise price and the sale price of Common Stock at the time of exercise, multiplied by the number of shares for which the option was exercised.
(2)	Mr. Peak engaged in a cashless exercise of stock options. Of the 250,000 shares acquired, Mr. Peak utilized 54,625 shares to pay for the exercise price, resulting in Mr. Peak being issued 195,375 shares.
(3)	Mr. Duncan engaged in a cashless exercise of stock options. Of the 25,000 shares acquired, Mr. Duncan utilized 4,229 shares to pay for the exercise price, resulting in Mr. Duncan being issued 20,771 shares.
(4)	Mr. Castro engaged in a cashless exercise of stock options. Of the 8,333 shares acquired, Mr. Castro utilized 1,750 shares to pay for the exercise price, resulting in Mr. Castro being issued 6,583 shares.

Equity Compensation Plans and Other Compensation Arrangements

The following table provides information as of June 30, 2010 regarding our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
1999 Stock Incentive Plan—approved by security holders	280,334	$26.76	—

2009 Equity Compensation Plan—approved by security holders	25,000	$49.29	1,475,000

Equity compensation plans not approved by security holders	—	—	—

The Company’s 1999 Stock Incentive Plan (the “1999 Plan”) expired in August 2009. The 280,334 outstanding options issued under the 1999 Plan will be converted into securities if exercised prior to their expiration dates, which range from December 2010 to September 2013.

Under the 2009 Plan, the Company’s Board of Directors may grant restricted stock and option awards to officers, directors, employees or consultants of the Company. Awards made under the 2009 Plan are subject to such restrictions, terms and conditions, including forfeitures, if any, as may be determined by the Board.

The Company may periodically grant additional cash bonus awards, new stock option grants and/or restricted stock awards to provide continuing incentives for future performance. In making the decision to make additional grants and/or awards, the independent directors and the Chairman and Chief Executive Officer would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board of Directors

B.A. Berilgen

Jay D. Brehmer

Charles M. Reimer

Steven L. Schoonover

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables show the ownership of our Common Stock as of October 15, 2010 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of October 15, 2010:

Title Of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent Of Class
Common Stock	Kenneth R. Peak	3,057,915	19.20%
Common Stock	TCW Asset Management Company (3)	915,718	5.75%

Directors and Executive Officers

Title Of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent Of Class

	Directors Who Are Not Employees
Common Stock	B.A. Berilgen	4,931	*
Common Stock	Jay D. Brehmer	—	—
Common Stock	Charles M. Reimer	59,507	*
Common Stock	Steven L. Schoonover (4)	293,252	1.84%

	Executive Officers
Common Stock	Kenneth R. Peak (5)	3,057,915	19.20%
Common Stock	Marc Duncan (6)	24,917	*
Common Stock	Sergio Castro (7)	24,667	*
Common Stock	Yaroslava Makalskaya	—	—
Common Stock	Charles A. Cambron	—	—

	Directors and Executives Combined
Common Stock	All current directors and executive officers as a group (9 persons)	3,465,189	21.76%

*	Less than 1%.
(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 15, 2010 are deemed outstanding. Applicable percentages are based on 15,664,666 shares outstanding on October 15, 2010, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
(3)	TCW Asset Management Company’s address is 865 South Figueroa Street; Los Angeles, CA 90017.

(4)	Includes options to purchase an aggregate of 12,000 shares which are currently exercisable or will be exercisable within 60 days of October 15, 2010.
(5)	Includes options to purchase an aggregate of 200,000 shares which are currently exercisable or will be exercisable within 60 days of October 15, 2010. These are the same shares listed for Mr. Peak on the list of stockholders who beneficially own greater than 5% of the Company’s stock.
(6)	Includes options to purchase an aggregate of 16,667 shares which are currently exercisable or will be exercisable within 60 days of October 15, 2010.
(7)	Includes options to purchase an aggregate of 21,667 shares which are currently exercisable or will be exercisable within 60 days of October 15, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2010.

Certain Relationships and Related Transactions

There were no related transactions between the Company and its Board of Directors or executive officers during the fiscal year ended June 30, 2010.

Related Person Transaction Policies and Procedures

The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board of Directors, which met four times during the fiscal year ended June 30, 2010. The Audit Committee consists of three members, Jay D. Brehmer (Chairman), Charles M. Reimer and Steven L. Schoonover, each of which is independent as defined in Section 803(A) of the NYSE Amex listing standards. The Board of Directors has designated Mr. Brehmer as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements

•	The Company’s compliance with legal and regulatory requirements

•	The independent auditor’s qualifications and independence

•	The performance of the Company’s outside auditors

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended. The Audit Committee Charter was amended February 16, 2006.

The Audit Committee has reviewed and discussed Contango’s audited consolidated balance sheet as of June 30, 2010 and 2009 and consolidated statements of income, cash flows and stockholders’ equity for the three years ended June 30, 2010, 2009 and 2008 with Contango’s management. The Audit Committee has discussed with Grant Thornton LLP, Contango’s independent auditors, the matters required to be discussed concerning the accounting methods used in the financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the SEC and PCAOB RULE 3526 (concerning matters that may affect an auditor’s independence), and has discussed with Grant Thornton LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Contango’s Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Jay D. Brehmer, Chairman

Charles M. Reimer

Steven L. Schoonover

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS IN 2011

Proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be received by Kenneth R. Peak at Contango Oil & Gas Company’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 22, 2011. If the date of the annual meeting for 2011 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the proxy statement for the 2011 annual meeting.

ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, September 5, 2011 is the date after which notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO KENNETH R. PEAK, CONTANGO OIL & GAS COMPANY, 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY NOVEMBER 6, 2010.

By order of the Board of Directors,

Kenneth R. Peak
Chairman and Chief Executive Officer

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	Kenneth R. Peak	☐	☐	☐

1b.	B.A. Berilgen	☐	☐	☐

1c.	Jay D. Brehmer	☐	☐	☐	NOTE: IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
1d.	Charles M. Reimer	☐	☐	☐
1e.	Steven L. Schoonover	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:		For	Against	Abstain

2.	Ratification of the selection of Grant Thornton LLP as independent public accountants for the fiscal year ended June 30, 2011.	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

CONTANGO OIL & GAS COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS CALLED FOR

DECEMBER 1, 2010

The undersigned stockholder(s) of CONTANGO OIL & GAS COMPANY, a Delaware corporation, having received the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 20, 2010, hereby appoint(s) Kenneth R. Peak as Proxy, with the power to appoint a substitute and hereby authorize(s) him to represent the undersigned at the Annual Meeting of Stockholders of CONTANGO OIL & GAS COMPANY to be held on Wednesday, December 1, 2010, at 9:00 a.m., Central Time, at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD AND FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. THE PERSON NAMED AS PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side